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                                   EXHIBIT 99



                                FERRO CORPORATION

                           Consolidated Balance Sheets
           As of September 30, 1997 (unaudited) and December 31, 1996

                        Consolidated Statements of Income
                       For the Three and Nine Months Ended
               September 30, 1997 (unaudited) and 1996 (unaudited)

                      Consolidated Statements of Cash Flows
                       For the Three and Nine Months Ended
               September 30, 1997 (unaudited) and 1996 (unaudited)


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CONSOLIDATED BALANCE SHEET
FERRO CORPORATION AND SUBSIDIARIES
SEPTEMBER 30, 1997 AND DECEMBER 31, 1996

                                                                           (Dollars in Thousands)
                                                                       (Unaudited)            (Audited)
ASSETS                                                                      1997                  1996
------                                                                 --------------         --------
Current Assets:
    Cash and Cash Equivalents                                              $ 41,705             $ 14,026
    Net Receivables                                                         246,709              214,131
    Inventories                                                             120,961              149,343
    Other Current Assets                                                     45,448               39,022
                                                                          ---------            ---------

       Total Current Assets                                                $454,823             $416,522

Unamortized Excess of Cost Over Net Assets Acquired                          55,369               93,302
Other Assets                                                                 58,330               53,261
Net Plant & Equipment                                                       240,602              307,383
                                                                          ---------            ---------
                                                                           $809,124             $870,468
                                                                           ========             ========


LIABILITIES
-----------
Current Liabilities:
    Notes and Loans Payable                                               $  30,154             $ 30,200
    Accounts Payable, Trade                                                 112,075              113,156
    Income Taxes                                                              8,074               10,597
    Accrued Payrolls                                                         18,758               16,559
    Accrued Expenses and Other Current Liabilities                          116,165               81,821
                                                                          ---------            ---------

       Total Current Liabilities                                           $285,226             $252,333

Long-Term Debt                                                              103,417              105,308
ESOP Loan Guarantee                                                          16,075               22,592
Postretirement Liabilities                                                   46,520               44,846
Other Liabilities                                                            72,127               61,185
Shareholders' Equity                                                        285,759              384,204
                                                                          ---------            ---------
                                                                           $809,124             $870,468
                                                                           ========             ========



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CONSOLIDATED STATEMENTS OF INCOME
FERRO CORPORATION AND SUBSIDIARIES

                                                             Three Months Ended                  Nine Months Ended
                                                                 September 30                     September 30
                                                       (Unaudited)       (Unaudited)       (Unaudited)       (Unaudited)
(Dollars in Thousands, except per share data)              1997               1996             1997                1996
---------------------------------------------------------------------------------------------------------------------------
Segment Sales
    Coatings, Colors, and Ceramics                     $    198,775     $    188,921      $    613,168      $    581,145
    Plastics                                                 59,650           57,044           180,142           182,531
    Chemicals                                                80,532           83,247           250,889           258,435
                                                       ------------     ------------      ------------      ------------
Total Net Sales                                        $    338,957     $    329,212      $  1,044,199      $  1,022,111

Cost of Sales                                               252,179          250,497           778,113           773,630
Selling, Administrative and General Expenses                 58,323           54,170           176,393           170,717
Realignment Expense                                               0                0           152,790                 0
Interest Expense                                              2,951            3,447             9,021             9,861
Net Foreign Currency (Gain) Loss                                161             (208)           (2,139)             (555)
Other Expense - Net                                             989              218             3,847             2,875
                                                       ------------     ------------      ------------      ------------
    Income Before Taxes                                      24,354           21,088           (73,826)           65,583
Income Tax Expense (Benefit)                                  8,990            7,861           (20,438)           24,890
                                                       ------------     ------------      ------------      ------------

Net Income (Loss)                                            15,364           13,227           (53,388)           40,693

Dividend on Preferred Stock, Net of Tax                         936              937             2,817             2,799
                                                       ------------     ------------      ------------      ------------

Net Income (Loss) Available to Common Shareholders     $     14,428     $     12,290      ($    56,205)     $     37,894
                                                       ============     ============      ============      ============

Per Common Share Data:
    Primary Earnings (Loss)                            $       0.55     $       0.46      ($      2.16)     $       1.42
    Fully Diluted Earnings (Loss)                      $       0.53     $       0.44      ($      2.16)     $       1.35

Shares Outstanding:
    Average Outstanding                                  25,998,451       26,442,282        25,995,024        26,711,778
    Average Fully Diluted                                28,271,606       28,805,666        28,325,501        29,124,651
    Actual End of Period                                 25,440,404       26,069,470        25,440,404        26,069,470

CONSOLIDATED  STATEMENTS  OF  CASH  FLOWS
FERRO  CORPORATION  AND  SUBSIDIARIES

                                                                            Three Months Ended           Nine Months Ended
                                                                               September 30                  September 30
                                                                       (Unaudited)     (Unaudited)   (Unaudited)    (Unaudited)
(Dollars in Thousands)                                                     1997            1996           1997          1996
===================================================================================================================================
Net Cash Provided from Operating Activities                             $  40,203      $  40,072      $ 102,711      $  83,418

Cash Flow from Investing Activities:
     Capital Expenditures for Plant and Equipment                          (9,680)       (11,420)       (30,376)       (35,746)
     Acquisition of Companies,  net of cash acquired                            0              0              0         (6,800)
     Proceeds From Divestitures                                             4,623              0          4,623          2,191
     Other Investing Activities                                                 1           (473)         3,276          1,136
-----------------------------------------------------------------------------------------------------------------------------------
Net Cash (Used for) Investing Activities                                   (5,056)       (11,893)       (22,477)       (39,219)

Cash Flow from Financing Activities:
     Net Borrowings (Payments) Under Short-Term Lines                        (504)           190        (18,403)           314
     Purchase  of  Treasury  Stock                                        (10,660)       (12,553)       (20,374)       (26,687)
     Cash Dividend Paid                                                    (4,992)        (5,177)       (15,084)       (14,619)
     Other Financing Activities                                               707             85          2,786          1,974
-----------------------------------------------------------------------------------------------------------------------------------
Net Cash (Used for) Financing Activities                                  (15,449)       (17,455)       (51,075)       (39,018)
Effect of Exchange Rate Changes on Cash                                      (195)           370         (1,480)           351
-----------------------------------------------------------------------------------------------------------------------------------
Increase in Cash and Cash Equivalents                                      19,503         11,094         27,679          5,532
Cash and Cash Equivalents at Beginning of Period                           22,202         11,133         14,026         16,695
-----------------------------------------------------------------------------------------------------------------------------------
Cash and Cash Equivalents at End of Period                              $  41,705      $  22,227      $  41,705      $  22,227
===================================================================================================================================
Cash Paid During the Period for:
     Interest, net of amounts capitalized                               $     920      $   1,178      $   7,466      $   7,539
     Income Taxes                                                       $   9,135      $   8,506      $  23,623      $  25,385
===================================================================================================================================